Exhibit 10.11

QUINTILES TRANSNATIONAL CORP.

2002 STOCK OPTION PLAN

     1.  Purposes of the Plan. The Quintiles Transnational Corp. 2002 Stock Option Plan (the “Plan”) has been established by Quintiles Transnational Corp. (the “Company”) to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate such persons, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other, similar companies; and (iv) further identify Optionees’ interests with those of the Company’s other shareholders through compensation based upon the Common Stock and thereby promote the long-term financial interests of the Company and its Subsidiaries. Options granted under the Plan may be Incentive Stock Options or Nonqualified Stock Options, as determined by the Administrator at the time of grant.

     2.  Definitions. As used herein, the following definitions shall apply:

          (a)  “Administrator” means the Board or the Committee (or their designees), as applicable.

          (b)  “Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Options are granted under the Plan.

          (c)  “Board” means the Board of Directors of the Company.

          (d)  “Code” means the Internal Revenue Code of 1986, as amended.

          (e)  “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 hereof.

          (f)  “Common Stock” means the common stock of the Company, par value $.01 per Share.

          (g)  “Consultant” means any person who is not an Employee and who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services to such entity.

          (h)  “Director” means a member of the Board.

          (i)  “Disability” means “permanent and total disability” as defined in Section 22(e)(3) of the Code.

          (j)  “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee upon (i) any leave of absence approved by the Company (or by the Parent or Subsidiary that employs the person) or (ii) a transfer between locations of the Company (or the Parent or Subsidiary that employs the person) or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave of absence may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. Neither service as a Director nor payment of a Director’s fee shall constitute “employment.”

          (k)  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

          (l)  “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

               (i)  If the Common Stock is listed on any established stock exchange or a national market system, including, without limitation, the Nasdaq National Market or The Nasdaq Small Cap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the date of determination (or the next succeeding market trading day, if the date of determination is not a market trading day), as reported in The Wall Street Journal, or such other source as the Administrator deems reliable;

               (ii)  If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or the next succeeding market trading day, if the date of determination is not a market trading day); or

               (iii)  In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

          (m)  “Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

          (n)  “Notice of Grant” means the notice to an Optionee of the key terms of an Option (e.g., the option type, number of Shares, exercise price, vesting and expiration date, etc.). The Notice of Grant may be in written or electronic form (including in the form of one or more electronic screens displaying the details of an Option) and shall be deemed to be part of the Option Agreement.

          (o)  “Nonqualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

          (p)  “Option” means a stock option granted pursuant to the Plan.

          (q)  “Option Agreement” means the written agreement between the Company and an Optionee setting forth the terms and conditions of an Option.

          (r)  “Optionee” means the holder of an outstanding Option granted under the Plan.

          (s)  “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (t)  “Rule 16b-3” means Rule 16b-3 under the Exchange Act or any successor thereto.

          (u)  “Service Provider” means an Employee, Director or Consultant.

          (v)  “Share” means a share of Common Stock, as adjusted in accordance with Section 12 below.

          (w)  “Subsidiary” means, for purposes of Incentive Stock Options, a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code. For all other purposes under the Plan (other than Section 13(a), the term “Subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity during any period in which at least a fifty percent (50%) voting or profits interest is owned, directly or indirectly, by the Company (or any entity that is a successor to the Company) and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has a significant ownership interest, as determined in the discretion of the Committee.

     3.  Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares that may be subject to Options and sold under the Plan shall be five million (5,000,000) Shares. The Shares shall be authorized but unissued Common Stock.

          If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares that were subject thereto shall become available for future grant or sale under the Plan unless the Plan has terminated. Shares that have actually been issued under the Plan upon exercise of an Option shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if the Company repurchases unvested Shares at their original purchase price, such Shares shall become available for future grant under the Plan.

     4.  Administration of the Plan.

          (a)  Procedure. The Human Resources and Compensation Committee, or such other Committee as the Board may appoint from time to time, shall administer the Plan. At the discretion of the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

               (i)  Rule 16b-3. To the extent desirable to qualify Options as exempt under Rule 16b-3, the Committee shall be composed solely of two or more “Non-Employee Directors,” within the meaning of Rule 16b-3(d)(1), or the transactions contemplated hereunder shall otherwise be structured to meet the requirements for exemption under Rule 16b-3.

               (ii)  Section 162(m). To the extent desirable to qualify Options granted hereunder as “performance-based compensation,” within the meaning of Section 162(m) of the Code, the Committee shall be composed solely of two or more “outside directors” within the meaning of Section 162(m) of the Code.

               (iii)  Delegation to Officer. The Board or the Committee may authorize one or more senior executive officers of the Company to authorize or approve grants of Options within limits specifically prescribed by the Board or the Committee, as applicable, to the extent permitted by the rules of any applicable stock exchange or national market system and by Section 55-8-25 of the General Statutes of North Carolina. The Board or the Committee may revoke or amend the terms of such a delegation at any time, but such action shall not invalidate any prior action of such delegate(s) that were consistent with the terms of the Plan.

          (b)  Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority in its discretion:

               (i)  To determine the Fair Market Value of the Shares, select the Service Providers to whom Options may from time to time be granted hereunder, determine the dates of grant, determine the type and the number of Shares covered by each Option, establish the terms, conditions, performance criteria, and other restrictions and provisions of Options, and approve the forms of Option Agreements, which need not be identical in each case;

               (ii)  To prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations for the purpose of qualifying for preferred tax treatment under non-U.S. tax laws;

               (iii)  To satisfy the Company’s required minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to supplemental taxable income) by repurchasing upon exercise of an Option that number of Shares having a Fair Market Value equal to the amount of the Company’s required minimum statutory withholding obligation;

               (iv)  To permit the deferral of delivery of Shares upon exercise of Options, subject to such limitations and procedures as the Administrator may establish; and

               (v)  To construe and interpret the terms of the Plan and Options granted under the Plan and to make all other determinations deemed necessary or advisable for administering the Plan.

          (c)  Exclusions. The provisions of Section 4(b) above notwithstanding, the Administrator shall not be authorized under the Plan to grant so-called “reload” options, to settle any Option in cash, except as permitted under Section 4(b)(iii) above, or to “reprice” any Option previously granted pursuant to the Plan, whether through amendment, cancellation or replacement grants, or any other means.

          (d)  Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees. No member of the Committee or the Board, as applicable, shall be liable to any person for any action or determination with respect to the Plan that he or she makes in good faith. In controlling and managing the operation and administration of the Plan, the Administrator shall take action in a manner that conforms to the Articles and By-laws of the Company and Applicable Laws.

     5.  Eligibility. Incentive Stock Options may be granted only to Employees. Nonqualified Stock Options may be granted to any Service Provider. Options may be granted to a Service Provider in connection with his or her hiring, retention or otherwise, prior to the date the Service Provider first performs services to the Company or its Subsidiaries, provided that no such Option shall vest and be exercisable prior to the date the Service Provider first performs such services.

     6.  Limitations.

          (a)  Incentive Stock Options. Each Incentive Stock Option shall be designated as such in the Notice of Grant. Notwithstanding such designation, the aggregate Fair Market Value of Shares (determined on the date of grant) with respect to which Incentive Stock Options held by an Optionee are exercisable for the first time during a calendar year may not exceed One Hundred Thousand Dollars ($100,000). Shares in excess of such amount shall be treated for income tax purposes as subject to Nonqualified Stock Options, with the determination to be made in the order the Options were granted.

          (b)  Section 162(m).

               (i)  No Optionee shall be granted, in any fiscal year of the Company, Options to purchase more than five hundred thousand (500,000) Shares.

               (ii)  In addition, in connection with his or her initial service, an Optionee may be granted Options to purchase up to an additional two hundred thousand (200,000) Shares that shall not count against the limit of Section 6(b)(i) above.

               (iii)  The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 12 below.

          (c)  No Right to Continued Service. Neither the Plan nor any Option shall confer upon any Optionee any right to continued service with the Company, nor shall it interfere in any way with any right of the Optionee or the Company to terminate the Optionee’s relationship as a Service Provider at any time.

     7.  Term of Plan. Subject to shareholder approval under Section 18 hereof, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years, unless sooner terminated under Section 15 hereof.

     8.  Term of Option. The term of each Option shall be stated in the applicable Option Agreement. The term of an Incentive Stock Option granted to an Optionee who, on the date of grant, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary shall be no more than five (5) years.

     9.  Option Exercise Price and Consideration.

          (a)  Exercise Price. The per share exercise price of an Option shall be determined by the Administrator, subject to the following:

               (i)  In the case of an Incentive Stock Option

                    (A)  granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the exercise price shall be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

                    (B)  granted to any other Optionee, the exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

               (ii)  In the case of a Nonqualified Stock Option, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

               (iii)  Notwithstanding the foregoing, Options may be granted to replace options granted under a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary, with exercise prices of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

          (b)  Consideration. The consideration to be paid for Shares to be issued upon the exercise of Options, including the method of payment, shall be determined by the Administrator in accordance with Applicable Laws (and, in the case of Incentive Stock Options, shall be determined at the time of grant). Such consideration may consist of (i) cash or its equivalent, (ii) other Shares that have been owned by the Optionee for more than six (6) months on the date of surrender and have a Fair Market Value on the date of surrender equal to the aggregate exercise price, (iii) delivery of a properly executed exercise notice, together with irrevocable instructions to a broker in a form acceptable to the Administrator providing for assignment to the Company of the proceeds of a sale or loan with respect to some or all of the Shares acquired upon exercise of an Option, pursuant to a program or procedure approved by the Administrator (a so-called “cashless exercise”), or (iv) any combination of the above. Promissory notes of Optionees to the Company shall not be accepted as consideration for Shares to be issued on exercise of Options.

     10. Exercise of Options.

          (a)  Exercisability. Options granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator and set forth in the Notice of Grant. Except as provided in the Notice of Grant, Options granted to Service Providers who are “non-exempt” Employees, within the meaning of the Fair Labor Standards Act, shall not be exercisable within six (6) months after the date of grant. Options may not be exercised for a fraction of a Share.

          (b)  Procedure for Exercise. An Option shall be deemed to be exercised when the Company receives (i) notice of exercise from the Optionee in accordance with the Option Agreement and (ii) full payment for the Shares in the form of any consideration and method of payment permitted by the Plan and authorized by the Administrator. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, jointly in the name of the Optionee and the Optionee’s spouse.

          (c)  Rights as a Shareholder. Until Shares subject to Options are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), Optionees shall have no right to vote or receive dividends or any other rights as shareholders with respect to such Shares. The Company shall issue (or cause to be issued) Shares promptly after Options are exercised. No adjustment shall be made for dividends or other rights for which the record date is prior to the date Shares are issued, except as provided in Section 12 hereunder. The exercise of an Option shall decrease the number of Shares thereafter available under the Plan and under the Option by the number of Shares as to which the Option is exercised.

          (d)  Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than as a result of the Optionee’s death or Disability, any Option held by the Optionee may be exercised by the Optionee to the extent the Option is vested on the date of termination, under the Option Agreement or other applicable agreement, within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of the Option). In the absence of a specified time in the Option Agreement, an Option shall remain exercisable for three (3) months following the Optionee’s termination. If, on the date of termination, an Optionee is not vested as to an entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, an Optionee does not exercise an Option within the time specified in the Option Agreement or this Section 10(d), as applicable, the Option shall terminate, and the Shares covered by the Option shall revert to the Plan.

          (e)  Disability or Death of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability or death, any Option held by the Optionee may be exercised by the Optionee, the Optionee’s legal guardian or the Optionee’s estate or a person who acquires the right to exercise the Option by bequest or inheritance, as applicable, to the extent the Option is vested on the date of termination, under the Option Agreement or other applicable agreement, within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of the Option). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, on the date of termination, an Optionee is not vested as to an entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, an Optionee does not exercise an Option within the time specified in the Option Agreement or this Section 10(e), as applicable, the Option shall terminate, and the Shares covered by the Option shall revert to the Plan.

     11. Non-Transferability of Options. Unless determined otherwise by the Administrator, Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator in its sole discretion permits an Option to be transferable, it shall be transferable only by gift or by domestic relations order to or for the benefit of a “family member” of the Optionee, as defined in the General Instructions to Form S-8 under the Securities Act of 1933, as amended.

     12. Effect of Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option, the number of Shares that have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of Options, as well as the price per Share covered by each outstanding Option and the repurchase price per Share of unvested Shares purchased upon exercise of Options, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, split-up, spin-off, combination, exchange or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” The Board shall make any such adjustment, and the Board’s determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to Options.

     13. Change in Control.

          (a)  Definition. For purposes of this Plan, a “Change in Control” shall mean the occurrence of any one of the following:

               (i)  An acquisition (other than directly from the Company) of any voting securities of the Company by any “Person” (as such term is used in Sections 3(a)(9), 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Act”)), after which such Person, together with its “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Act), becomes the “beneficial owner” (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of more than one-third (33.33%) of the total voting power of the Company’s then outstanding voting securities, but excluding any such acquisition by the Company, any Person of which a majority of its voting power or its voting equity securities or equity interests is owned, directly or indirectly, by the Company (solely for purposes of this Section 13(a), a “Subsidiary”), any employee benefit plan of the Company or any of its Subsidiaries (including any Person acting as trustee or other fiduciary for any such plan), or Dennis B. Gillings;

               (ii)  The shareholders of the Company approve a merger, share exchange, consolidation or reorganization involving the Company and any other corporation or other entity that is not controlled by the Company, as a result of which less than two-thirds (66.66%) of the total voting power of the outstanding voting securities of the Company or of the successor corporation or entity after such transaction are held in the aggregate by the holders of the Company’s voting securities immediately prior to such transaction; or

               (iii)  The shareholders of the Company approve a liquidation or dissolution of the Company, or approve the sale or other disposition by the Company of all or substantially all of the Company’s assets to any Person (other than a transfer to a Subsidiary of the Company).

          (b)  Effect of a Change in Control.

               (i)  In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or Parent thereof, as the case may be (the “Acquiring Corporation”) may either assume the Company rights and obligations under outstanding Options or substitute for outstanding Options substantially equivalent options to purchase the Acquiring Corporation’s stock.

               (ii)  Except as otherwise determined by the Administrator, in the event that the Acquiring Corporation does not assume or substitute for outstanding Options, the Administrator shall notify Optionees in writing that outstanding Options shall remain outstanding for no less than fifteen (15) days from date of such notice, shall be exercisable to the extent exercisable under the Plan and any applicable agreement upon the consummation of the Change in Control, and shall terminate and cease to be outstanding upon later of the expiration of such fifteen (15)-day period or upon the consummation of the Change in Control. Notwithstanding the foregoing, Shares acquired upon exercise of Options prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such Shares shall continue to be subject to all applicable provisions of the Option Agreements evidencing such Options, except as otherwise may be provided in such Option Agreements.

               (iii)  For the purposes of this Section 13(b), an Option shall be considered assumed if, following a Change in Control, the Option confers the right to purchase or receive, for each Share subject to the Option immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares). If such consideration is not solely common stock of the Acquiring Corporation, the Administrator may, with the consent of the Acquiring Corporation, provide for the consideration to be received upon the exercise of an Option to be solely common stock of the Acquiring Corporation equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

     14. Date of Grant. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting the Option, or such later date as the Administrator shall determine. Notice of such determination shall be given to Optionees within a reasonable time after the date of grant.

     15. Amendment and Termination of the Plan.

          (a)  Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan, provided that (i) no amendment or termination may, in the absence of written consent of the Optionee (or, if the Optionee is not then living, the affected beneficiary), adversely affect the right of any Optionee or beneficiary under any Option granted under the Plan prior to the date such amendment is adopted by the Board and (ii) no amendment may increase the number of Shares reserved for issuance under the Plan under Section 3, modify the exclusions upon the authority of the Administrator set forth in Section 4(c), increase the limitations on the number of Shares set forth in Section 6(b), decrease the minimum Option exercise price set forth in Section 9(a), or effect any other material change in the Plan, unless such amendment is approved by the Company’s shareholders. Adjustments pursuant to Section 12 hereof shall not be subject to the foregoing limitations of this Section 15(a).

          (b)  Termination for Cause; Noncompetition. The provisions of Section 15(a) notwithstanding, the Administrator shall retain the right and power to (i) cancel or suspend any Option if the Optionee is terminated for cause, as determined by the Administrator in its sole discretion, and (ii) provide for the forfeiture of Shares or other gain under an Option upon the Optionee’s competing against the Company or any Subsidiary.

     16. Conditions Upon Issuance of Shares. Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue and deliver Shares pursuant to the exercise of an Option unless such exercise and the issuance and delivery of such Shares shall comply with all Applicable Laws, including, without limitation, withholding of all taxes and any requirements of the Securities Act of 1933, as amended. The issuance and delivery of such Shares shall be further subject to the approval of counsel for the Company with respect to such compliance. To the extent the Plan provides for the issuance of stock certificates to reflect the issuance of Shares, the issuance may be effected on a non-certificated basis to the extent not prohibited by Applicable Laws.

     17. Reservation of Shares. During the term of the Plan, the Company shall at all times reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.

     18. Shareholder Approval. The Plan shall be subject to shareholder approval, which shall be obtained in accordance with Applicable Laws within twelve (12) months of the adoption of the Plan by the Board.